Legal Disclaimer Forward Looking Statements Certain statements contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Act of 1934, as amended (“Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements, including deterioration in local economies or real estate markets or in the general economy or financial markets, interest rate volatility, loss of deposits or changes in deposit mix, insufficient wholesale funding sources, competition from an ever-increasing array of financial service providers, and challenges from expansion, growth and acquisitions. For additional discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. Non-GAAP Financial Statements This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided in the first quarter of earnings release, which can be found at www.bhbt.com/shareholder-relations. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, acquisition costs, restructuring costs, legal settlements, and system conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense. The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. 2

Customers | Culture |Team

A Bank that Thinks Differently Bar Harbor Bank & Trust is the only community Bank headquartered in Northern New England with branches in Maine, New Hampshire and Vermont. The Bank is a is focused on exceptional commercial, retail and wealth management banking services from over 50 locations. Our business model is balancing earnings with growth by focusing on: • Employee and customer experience is the foundation of superior performance, which leads to significant financial benefit to shareholders • Geography, heritage and performance are key while being relentlessly committed to a service and sales driven culture with a focus on core business growth • Strong commitment to risk management • Fee incomes is fundamental to the Company’s profitability through trust and treasury management services, customer derivatives and secondary market mortgage sales • Investment in process, products, technology, training, leadership and infrastructure • Expansion of the Company’s brand and business to deepen market presence • Opportunity and growth for existing employees while adding catalyst recruits across all levels of the Company 4

Our Markets – United Under the Bar Harbor Brand The Bank serves affluent and growing markets in Maine, New Hampshire and Vermont. Within our markets, tourism, agriculture, and fishing remain strong and continue to drive economic activity. These core markets have also maintained their strength through diversification into various services industries. 14 full-service branches in 21 full-service branches and two 13 full service-branches and downeast, midcoast and stand-alone drive-up windows in New one stand-alone drive-up central Maine. Hampshire. window in Vermont. Primary market areas: Primary market areas: Primary market areas: Hancock, Knox, Washington, Lake Sunapee, Merrimack & Upper Central Vermont within the Kennebec and Sagadahoc Valleys including Nashua, Manchester, counties of Rutland, Windsor counties. Concord, Lebanon, Hanover, and Orange. Claremont, New London and Newport. . 5

An Experienced Team Josephine Iannelli Richard B. Maltz Curtis C. Simard Executive Vice President Executive Vice President President Chief Financial Officer Chief Operating Officer & Chief Executive Officer and Treasurer Chief Risk Officer John M. Mercier Marion Colombo Joseph M. Pratt Executive Vice President Executive Vice President President, Bar Harbor Chief Lending Officer Retail Delivery Trust Services & Charter Trust Company 6

Delivering On Our Strategy

2018 Achievements – Focusing on the Future Bar Harbor Bankshares delivered on our strategies and expectations in 2018, and have invested in several areas that will support our future success and growth into 2019 and beyond. Investing in Commercial • Portland LPO • Consolidated leadership • New talent • Expansion of treasury management • Roll out of the commercial derivatives program Investing in Retail • Manchester & Bedford branches • Newport renovation • Debit card cash back program • Completed LSBG brand consolidation to BHB 8

2018 Achievements – Focusing on the Future Effective Capital Management • Dividend increase • Share buybacks • Employee stock purchase program • Judicious balance sheet strategies Enhanced Products & Systems • Bar Harbor card controls • Mastercard chip technology – Apple Pay® & Google Pay®1 • New Asset Liability Management & Accounts Payable systems 1Apple Pay is a registered trademark of Apple, Google Pay is a registered trademark of Google LLC 9

2018 Performance Bar Harbor Bankshares produced record revenue in 2018 due to business expansion and increased operational efficiencies. The team was able to both successfully execute goals for the year, but also complete many strategic objectives that will lay the ground work for future growth. • Total assets of $3.61 billion • 5.6% Total deposit growth of $131 MM to $2.48 Bln (Core1 growth of 4.4%) • Record earnings in 2018 of $33 MM, an increase of $7 MM from 2017 (26.7% increase) • Earnings per share2 also increased to $2.12 from $1.70 last year • C&I Loan growth of 5.4% • Core ROAE3 10.01% • Credit quality remains strong, NCOs/Average Loans 0.05% and NPAs/Assets at 0.57% 1 Core deposit growth represents total deposits less time deposits 2Income per share is reported on a diluted basis 3Core ROAE is a Non-GAAP measure, see the appendix for Non-GAAP to GAAP reconciliation 10

First Quarter 2019 - Highlights & Initiatives A strong start to 2019 as BHB achieved its revenue and net income expectations in the first quarter. We continue to execute on the commitments made over a year ago in relation to our transformative acquisition. Our focus is on profitable growth through various revenue streams coupled with disciplined expense management. • 6% growth1 in total loans • 11% annualized increase1 in book value per share • Increased the dividend by 10% to $0.22 per share • Rollout of online deposit account opening program 1Represents Q1 2019 reported data annualized 11

Profitability Core Earnings1 Per Share $0.75 $0.59 $0.56 $0.58 $0.57 $0.58 $0.52 $0.52 We strive to be one $0.50 $0.43 of the most profitable banks $0.25 in New England $0.00 2018Q1 2017Q1 2018Q2 2017Q2 2018Q3 2017Q3 2018Q4 2017Q4 Net Income2 $33 $27 Always focusing on growing core $15 $15 $15 earnings and income 2014 2015 2016 2017 2018 1Core ROAE is a Non-GAAP measure, see the appendix for Non-GAAP to GAAP reconciliation 2Annual net Income reported in millions 12

Value For Our Shareholders Strong Dividend Returns1 $0.22 declared $0.86 $0.79 in Q2 ‘19 $0.73 $0.75 $0.67 $0.60 Always an eye on building shareholder value Appreciating Tangible Book Value 2014 2015 2016 2017 2018 2019 • Q1 Dividend yield of 3.09%2 • 3 $17.63 Future dividend yield of 3.40% TBV/Share $15.78 Q1 ‘19 • 2018 Dividend payout ratio of 37%+ TBV/Share • 11.72% YOY TBV/Share accretion $15.07 Q1 ‘18 TBV/Share Q1 ‘17 1 Expected annualized dividend income based on previously announced 2019 Q2 dividend of $0.22 per share, and assumed 2019 Q3 and 2019 Q4 dividend approval of $0.22 per share. 2Based on March 29, 2019 stock price of $25.87 and $0.20 cent per share pay out. 3Based on annualized dividend declared starting in Q2 of 2019 of $0.22 cent per share and a stock price of $25.87. 13

Loans and Deposits Loan Composition as of 12/31/18 Tax exempt A focus on the core business: Consumer and other 5% 4% loans and core deposits, CRE which translates into core earnings 33% Deposit Composition as of 12/31/18 Residential Demand C&I 46% Time Deposits 15% 12% 38% NOW 19% • Net loans of $2.49 billion • 7.3% annualized Q4 C&I loan growth • Total deposits of $2.48 billion Savings Money 14% • Opened 10,400 new deposit accounts Market 14% Data as of 12/31/18 reported financials, unless otherwise noted 14

Asset Quality NPAs / Assets 1.20% Continued commitment 1.00% 0.80% to an exceptional 0.62% 0.59% 0.61% 0.57% 0.52% 0.60% risk management culture 0.40% 0.20% 0.00% 2018Q1 2018Q2 2018Q3 2018Q4 2019Q1 NCOs / Avg. Loans 0.50% Pristine asset quality remains the 0.40% bedrock of responsibly growing 0.30% the balance sheet 0.20% 0.07% 0.06% 0.10% 0.04% 0.03% 0.03% 0.00% 2018Q1 2018Q2 2018Q3 2018Q4 2019Q1 Source: Company filings 15

Well Capitalized Institution 16.00% 14.2% 13.9% 14.00% 12.6% 12.3% 11.8% 12.00% 11.4% 10.00% 8.7% 8.16% 7.8% 8.00% 7.2% 6.00% 4.00% 2.00% 0.00% 2018Q1 2019Q1 Tier 1 Leverage Ratio Common Equity Tier 1 Tier 1 Risk Based Capital TCE / TA Source: Company filings 16

Community Involvement Committed to Helping Build Thriving Communities! Volunteer community service Dollars raised by employees hours. Over 1,000 of which for community causes. was part of BHBT’s paid time absence volunteer program. Number of employees who Number of organizations volunteered their time to supported by the Bank. local charitable organizations. 17

Positioned for Success

2019 Outlook and Priorities 2019 is about continuing to improve performance metrics while fine-tuning the way we operate and conduct our business to realize our greatest potential. • Debit card instant issue • Enhanced treasury management & merchant services • Enhanced consumer internet banking • Expanded small business market coverage and approval speeds • Mortgage delivery improvements • Expanded and improved customer contact management • Improved enterprise workflow for efficiency We are committed to our model and believe that we have only begun to realize the potential a united company like ours can achieve. 19

Investor Relations – Contact Information Visit our Website Contact by Email www.barharbor.bank/shareholder-relations investorrelations@barharbor.bank Contact by Phone Write to us at (207)288-2637 Bar Harbor Bankshares Attn: Investor Relations PO Box 400 Bar Harbor, ME 04609-0400 Connect with us on Social Media Facebook LinkedIn Twitter @BHBTsocial Bar Harbor Bank & Trust @barharborbank 20

Appendix

Non-GAAP to GAAP Reconciliations

Dollar values in thousands, except per share amounts or otherwise noted		2018Q1	2018Q2	2018Q3	2018Q4	2019Q1
Net income		7,812	8,535	8,970	7,620	7,281
Adj: Security Gains		-	-	-	924	-
Adj: Loss on sale of fixed assets, net		-	-	-	-	-
Adj: Loss on OREO		-	23	(8)	5	-
Adj: Merger and acquisition expense		335	214	70	1,109	-
Adj: Income taxes (24.15% in 2018, 37.57% in 2017)		(81)	(57)	(12)	(485)	-
Adj: Tax reform charge		-	-	-	-	-
Total Core Income	(A)	**$8,066**	**$8,715**	**$9,020**	**$9,173**	**$7,281**
Net-interest income	(B)	23,158	22,992	22,469	22,264	21,765
Plus: Non-interest income		6,238	7,121	7,126	7,450	6,167
Total Revenue		$29,396	$30,113	$29,595	$29,714	$27,932
Adj: Net security gains		-	-	-	924	-
Total Core Revenue	(C)	**$29,396**	**$30,113**	**$29,595**	**$30,638**	**$27,932**
Total non-interest expense		18,852	18,685	17,906	20,096	18,624
Less: Loss on sale of fixed assets, net		-	-	-	-	-
Adj: Loss on OREO		-	(23)	8	(5)	-
Less: Acquisition Expenses		(335)	(214)	(70)	(1,109)	-
Core Non-Interest Expense	(D)	**$18,517**	**$18,448**	**$17,844**	**$18,982**	**$18,624**
Averages (in Millions)						
Total average earning assets	(E)	3,233	3,235	3,238	3,246	3,265
Total average assets	(F)	3,512	3,512	3,533	3,546	3,561
Total average shareholders equity	(G)	351	355	359	364	377
Performance ratios[1]						
GAAP return on assets		0.90%	0.97%	1.01%	0.85%	0.83%
Core return on assets	(A/F)	0.93%	1.00%	1.01%	1.03%	0.83%
GAAP return on equity		9.01%	9.65%	9.92%	8.31%	7.83%
Core return on equity	(A/G)	9.31%	9.86%	9.98%	10.01%	7.83%
Efficiency ratio	(D-N-O)/(C+M)	60.44%	58.83%	57.88%	59.91%	63.94%
Net interest margin	(B+O)/E	2.97%	2.91%	2.81%	2.78%	2.77%
Supplementary Data						
Taxable equivalent adjustment for efficiency ratio	(M)	$645	$622	$654	$633	$684
Franchise taxes included in non-interest expense	(N)	152	159	129	39	120
Tax equivalent adjustment for net interest margin	(O)	503	502	493	488	515
Intangible amortization	(P)	207	207	207	207	207

[1]All performance ratios are annualized and are based on average balance sheet amounts , where applicable

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